Exhibit 99.1

MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Reports Third Quarter 2018 Earnings
Highlighted by 54.4% Increase in Net Income and 98.2% Increase in Noninterest-Bearing Deposits

FAIRMONT, W.Va., October 29, 2018 – MVB Financial Corp. (the “Company”) (NASDAQ: MVBF) reported net income of $3.6 million, or $0.30 basic and $0.29 diluted earnings per share for the three months ended September 30, 2018, an increase of 54.4% compared to $2.3 million, or $0.21 basic and diluted earnings per share, for the same period in 2017.

Noninterest-bearing deposits increased $76.9 million, or 46.9%, from June 30, 2018, and increased $119.3 million, or 98.2%, from September 30, 2017, to a balance of $240.8 million as of September 30, 2018. The growth in noninterest-bearing deposits was primarily driven by MVB's strategy to focus on Fintech and specialty deposits. As of September 30, 2018, noninterest-bearing deposits were 17.46% of total deposits, compared to 13.71% as of June 30, 2018, and 10.43% as of September 30, 2017.

For the three months ended September 30, 2018, loans increased $81.4 million, or 6.7%, to $1.3 billion, from June 30, 2018, which represents an annualized increase of 26.8%. The increase in loans has been driven by strong growth in MVB's West Virginia markets, expansion in Northern Virginia, as well as the strategic addition of commercial lenders throughout its markets. In addition to the increase in loan volume during the quarter, loan yields increased 9 basis points. The Company continues to take advantage of industry consolidation while capitalizing on disruptions in the market to expand both the lending and deposit teams. These teams have extensive experience and relationships in MVB’s selected markets.

MANAGEMENT OVERVIEW
“Building on MVB’s strong Second Quarter performance, our Third Quarter 2018 earnings from continuing operations are up 26 percent from last quarter, our new record high. MVB’s significant expansion in

Exhibit 99.1

noninterest bearing deposits, as well as the strong economies in West Virginia and Northern Virginia are driving our growth,” said Larry F. Mazza, CEO and President, MVB Financial.

“After a three and a half year journey, MVB’s Fintech strategy hit a tipping point this year; the results are starting to show up on our balance sheet and income statement. The robust Fintech industry is just heating up, and we expect to continue to expand that vertical.”

THIRD QUARTER 2018 HIGHLIGHTS

•	Loans of $1.3 billion as of September 30, 2018, increased $81.4 million, or 6.7%, from June 30, 2018, and increased $202.0 million, or 18.5%, from September 30, 2017.

•	Assets of $1.7 billion as of September 30, 2018, increased $37.7 million, or 2.2%, from June 30, 2018, and increased $251.5 million, or 17.1%, from September 30, 2017.

•
Deposits of $1.4 billion as of September 30, 2018, increased $183.3 million, or 15.3%, from June 30, 2018, and increased $214.0 million, or 18.4% from September 30, 2017. Noninterest-bearing deposits of $240.8 million increased $76.9 million, or 46.9%, from June 30, 2018, and increased $119.3 million, or 98.2%, from September 30, 2017.

•
Net interest income of $13.5 million for the quarter ended September 30, 2018, increased $869 thousand, or 6.9%, from the quarter ended June 30, 2018, and increased $2.1 million, or 18.5% from the quarter ended September 30, 2017. Net interest margin of 3.43% for the quarter ended September 30, 2018, increased 5 basis points versus the quarter ended June 30, 2018, and increased 6 basis points versus the quarter ended September 30, 2017.

•
Noninterest income of $10.5 million for the quarter ended September 30, 2018, decreased $284 thousand, or 2.6%, from the quarter ended June 30, 2018, and increased $353 thousand, or 3.5%, from the quarter ended September 30, 2017.

•	$2.3 million of subordinated debt converted to common stock, which caused the issuance of 142,000 new shares and will provide an annual interest expense savings of $170 thousand.

LOANS
Loans totaled $1.3 billion as of September 30, 2018, an increase of $81.4 million, or 6.7%, from June 30, 2018, and an increase of $202.0 million, or 18.5%, from September 30, 2017. The growth in loans is attributable to organic growth and the addition of commercial lenders within the Company’s primary lending areas. The yield on loans was 4.97% as of the quarter ended September 30, 2018, an increase of 9 basis points from the quarter ended June 30, 2018, and an increase of 31 basis points from the quarter ended

Exhibit 99.1

September 30, 2017. The increase in yields is driven both by Fed rate increases and a commercial focus on increasing loan yields.

DEPOSITS
Deposits totaled $1.4 billion as of September 30, 2018, and increased $183.3 million, or 15.3%, from June 30, 2018, while increasing $214.0 million, or 18.4%, from September 30, 2017. Noninterest-bearing deposits totaled $240.8 million as of September 30, 2018, or 17.5%, of the total deposit base, an increase of $76.9 million, or 46.9%, from June 30, 2018, and an increase of $119.3 million, or 98.2%, from September 30, 2017. Noninterest-bearing deposits remain a core funding source for the Company. Of the $240.8 million, noninterest-bearing balances of $100.6 million are related to Fintech and Title business opportunities.

NET INTEREST INCOME
Net interest income for the quarter ended September 30, 2018, was $13.5 million, an increase of $869 thousand, or 6.9%, from the quarter ended June 30, 2018, and an increase of $2.1 million, or 18.5% from the quarter ended September 30, 2017. Net interest margin for the quarter ended September 30, 2018 was 3.43%, an increase of 5 basis points versus the quarter ended June 30, 2018, and an increase of 6 basis points versus the quarter ended September 30, 2017.

Interest expense increased 8.5% during the quarter ended September 30, 2018, compared to the quarter ended June 30, 2018, due to an increase of 9 basis points in the cost of interest-bearing liabilities, and increased 44.7% compared to the quarter ended September 30, 2017, due to an increase of 35 basis points in the cost of interest-bearing liabilities. The increase in the cost of interest-bearing liabilities compared to the quarter ended September 30, 2017, was the result of an $53.4 million increase in the average balance and an increase in short-term borrowing rates.

In August 2018, subordinated debt in the amount of $2.3 million was converted into 142,000 shares of common stock. In addition to this conversion, in June 2018, subordinated debt in the amount of $12.7 million was converted into 795,500 shares of common stock. As a result of these conversions, the Company will save $1.1 million annually in interest expense.

ASSET QUALITY
Provision for loan loss was $1.1 million for the quarter ended September 30, 2018, a $973 thousand increase from the quarter ended September 30, 2017, due to an 18.5% increase in loans. The increase in loan loss provision is attributable to increased loan volume for the quarter ended September 30, 2018, compared to

Exhibit 99.1

the quarter ended September 30, 2017. Nonperforming loans increased $6.3 million, to 0.99%, of total loans as of September 30, 2018, compared to 0.78% of total loans as of June 30, 2018, and compared to 0.60% of total loans as of September 30, 2017. In addition, net charge-offs for the quarter ended September 30, 2018, decreased $167 thousand compared to the quarter ended September 30, 2017, resulting in an annualized net loan charge-offs to total loans ratio of 0.09% as of September 30, 2018.

NONINTEREST INCOME
Noninterest income totaled $10.5 million for the quarter ended September 30, 2018, a decrease of $284 thousand, or 2.6%, from the quarter ended June 30, 2018, and an increase of $353 thousand, or 3.5%, from the quarter ended September 30, 2017.

The $284 thousand decrease in noninterest income from the quarter ended June 30, 2018, was due to a decrease of $1.4 million in gain on derivatives related to the mortgage locked pipeline. The decrease was partially offset by an increase of $634 thousand in the holding gain on equity securities, primarily related to a $672 thousand holding gain on Fintech related investment, an increase of $165 thousand in other operating income, and an increase of $300 thousand in income on bank owned life insurance. The decrease in gain on derivatives was largely the result of a 19.6% decrease in the locked mortgage pipeline for the three months ended September 30, 2018, compared to an 8.0% increase in the locked mortgage pipeline for the three months ended June 30, 2018.

The $353 thousand increase in noninterest income from the quarter ended September 30, 2017, was primarily due to a $578 thousand increase in gain on derivative and a $623 thousand increase in the holding gain on equity securities. These increases were partially offset by a $1.0 million decrease in mortgage fee income. The increase in gain on derivatives was largely the result of an increase of $1.3 million in the valuation of the open trades used to hedge the derivative asset. The decrease in mortgage fee income was driven by the decrease of mortgage production volume, which decreased by $26.3 million or 6.6% for the three months ended September 30, 2018 compared to the three months ended September 30, 2017.

NONINTEREST EXPENSE
Noninterest expense totaled $18.4 million for the quarter ended September 30, 2018, a decrease of $832 thousand, or 4.3%, from the quarter ended June 30, 2018, and an increase of $451 thousand, or 2.5%, from the quarter ended September 30, 2017.

The $832 thousand decrease in noninterest expense from the quarter ended June 30, 2018, was primarily

Exhibit 99.1

due to a decrease of $974 thousand in salaries and employee benefits expense and a $125 thousand decrease in mortgage processing expense. These decreases were partially offset by an increase of $227 thousand in professional fees as a result of the Company's Fintech initiatives. The decrease in salaries and employee benefits expense was largely driven by a reduction in commission related costs due to reduced mortgage loan volume. The $451 thousand increase in noninterest expense from the quarter ended September 30, 2017, was primarily due to an increase of $271 thousand in salaries and employee benefits expense and an increase of $164 thousand in professional fees.

DIVIDEND
As previously announced on August 22, 2018, the Company declared a quarterly cash dividend of $0.03 per share to shareholders of record at the close of business on September 1, 2018, payable September 15, 2018. This was the third quarterly dividend for 2018 and includes a one-half cent, or 20% increase per share, compared to the March and June 2018 payouts of $0.025 per share.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage and MVB Community Development Corporation, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Exhibit 99.1

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Earnings Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” “may,” or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.

Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

Exhibit 99.1

MVB Financial Corp.
Financial Highlights

Condensed Consolidated Statements of Income (Unaudited) (Dollars in thousands, except per share data)

	Quarterly					Year-to-Date
	2018	2018	2018	2017	2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Interest income	$18,176	$16,944	$15,054	$15,086	$14,630	$50,174	$41,512
Interest expense	4,652	4,289	3,589	3,403	3,216	12,530	8,898
Net interest income	13,524	12,655	11,465	11,683	11,414	37,644	32,614
Provision for loan losses	1,069	605	474	1,036	96	2,148	1,137
Noninterest income	10,511	10,795	9,039	10,157	10,158	30,345	30,549
Noninterest expense	18,417	19,249	16,739	17,714	17,966	54,405	52,786
Income before income taxes	4,549	3,596	3,291	3,090	3,510	11,436	9,240
Income tax expense	970	765	697	1,667	1,192	2,432	3,088
Net income	$3,579	$2,831	$2,594	$1,423	$2,318	$9,004	$6,152
Preferred dividends	123	122	121	124	123	366	374
Net income available to common shareholders	$3,456	$2,709	$2,473	$1,299	$2,195	$8,638	$5,778

Earnings per share - basic	$0.30	$0.25	$0.24	$0.12	$0.21	$0.80	$0.56
Earnings per share - diluted	$0.29	$0.25	$0.23	$0.12	$0.21	$0.77	$0.56
Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017
Cash and cash equivalents	$22,045	$23,950	$20,305	$20,272
Certificates of deposit with other banks	14,778	14,778	14,778	14,778
Investment securities	226,306	229,054	231,507	187,348
Loans held for sale	63,706	98,799	66,794	69,057
Loans	1,296,460	1,215,072	1,105,941	1,094,467
Allowance for loan losses	(11,439)	(10,651)	(9,878)	(9,396)
Net loans	1,285,021	1,204,421	1,096,063	1,085,071
Premises and equipment	26,706	26,418	26,686	27,189
Goodwill	18,480	18,480	18,480	18,480
Other assets	66,062	69,519	59,689	49,395
Total assets	$1,723,104	$1,685,419	$1,534,302	$1,471,590

Deposits	$1,379,186	$1,195,868	$1,159,580	$1,165,199
Borrowed funds	122,000	266,830	152,169	84,403
Other liabilities	51,042	56,926	72,361	73,011
Shareholders' equity	170,876	165,795	150,192	148,977
Total liabilities and shareholders' equity	$1,723,104	$1,685,419	$1,534,302	$1,471,590

Exhibit 99.1

Reportable Segments (Unaudited)

Three Months Ended September 30, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$16,506	$1,763	$1	$(94)	$18,176
Mortgage fee income	152	9,246	—	(390)	9,008
Other income	2,203	(738)	1,706	(1,668)	1,503
Total operating income	18,861	10,271	1,707	(2,152)	28,687
Expenses:
Interest expense	3,664	1,138	333	(483)	4,652
Salaries and employee benefits	3,493	6,047	1,980	—	11,520
Provision for loan losses	1,025	44	—	—	1,069
Other expense	5,274	2,147	1,145	(1,669)	6,897
Total operating expenses	13,456	9,376	3,458	(2,152)	24,138
Income (loss) before income taxes	5,405	895	(1,751)	—	4,549
Income tax expense (benefit)	1,121	229	(380)	—	970
Net income (loss)	$4,284	$666	$(1,371)	$—	$3,579
Preferred stock dividends	—	—	123	—	123
Net income (loss) available to common shareholders	$4,284	$666	$(1,494)	$—	$3,456

Three Months Ended June 30, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$15,426	$1,772	$1	$(255)	$16,944
Mortgage fee income	154	9,152	—	(243)	9,063
Other income	1,068	706	1,489	(1,531)	1,732
Total operating income	16,648	11,630	1,490	(2,029)	27,739
Expenses:
Interest expense	3,164	1,081	542	(498)	4,289
Salaries and employee benefits	3,884	6,826	1,784	—	12,494
Provision for loan losses	625	(20)	—	—	605
Other expense	4,968	2,296	1,022	(1,531)	6,755
Total operating expenses	12,641	10,183	3,348	(2,029)	24,143
Income (loss) before income taxes	4,007	1,447	(1,858)	—	3,596
Income tax expense (benefit)	832	373	(440)	—	765
Net income (loss)	$3,175	$1,074	$(1,418)	$—	$2,831
Preferred stock dividends	—	—	122	—	122
Net income (loss) available to common shareholders	$3,175	$1,074	$(1,540)	$—	$2,709

Exhibit 99.1

Three Months Ended September 30, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$13,432	$1,352	$1	$(155)	$14,630
Mortgage fee income	200	10,042	—	(224)	10,018
Other income	1,466	(1,279)	1,250	(1,297)	140
Total operating income	15,098	10,115	1,251	(1,676)	24,788
Expenses:
Interest expense	2,347	684	565	(380)	3,216
Salaries and employee benefits	3,107	6,768	1,374	—	11,249
Provision for loan losses	—	96	—	—	96
Other expense	4,822	2,100	1,091	(1,296)	6,717
Total operating expenses	10,276	9,648	3,030	(1,676)	21,278
Income (loss) before income taxes	4,822	467	(1,779)	—	3,510
Income tax expense (benefit)	1,605	191	(604)	—	1,192
Net income (loss)	$3,217	$276	$(1,175)	$—	$2,318
Preferred stock dividends	—	—	123	—	123
Net income (loss) available to common shareholders	$3,217	$276	$(1,298)	$—	$2,195

Nine Months Ended September 30, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$45,772	$4,870	$3	$(471)	$50,174
Mortgage fee income	444	25,071	—	(881)	24,634
Other income	5,052	485	4,748	(4,574)	5,711
Total operating income	51,268	30,426	4,751	(5,926)	80,519
Expenses:
Interest expense	9,503	2,945	1,433	(1,351)	12,530
Salaries and employee benefits	10,946	18,289	5,252	—	34,487
Provision for loan losses	2,067	81	—	—	2,148
Other expense	14,803	6,566	3,124	(4,575)	19,918
Total operating expenses	37,319	27,881	9,809	(5,926)	69,083
Income (loss) before income taxes	13,949	2,545	(5,058)	—	11,436
Income tax expense (benefit)	2,932	654	(1,154)	—	2,432
Net income (loss)	$11,017	$1,891	$(3,904)	$—	$9,004
Preferred stock dividends	—	—	366	—	366
Net income (loss) available to common shareholders	$11,017	$1,891	$(4,270)	$—	$8,638

Exhibit 99.1

Nine Months Ended September 30, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$38,651	$3,206	$3	$(348)	$41,512
Mortgage fee income	573	28,616	—	(585)	28,604
Other income	4,074	(1,973)	3,768	(3,924)	1,945
Total operating income	43,298	29,849	3,771	(4,857)	72,061
Expenses:
Interest expense	6,635	1,521	1,674	(932)	8,898
Salaries and employee benefits	9,030	19,870	4,109	—	33,009
Provision for loan losses	966	171	—	—	1,137
Other expense	14,539	6,244	2,919	(3,925)	19,777
Total operating expenses	31,170	27,806	8,702	(4,857)	62,821
Income (loss) before income taxes	12,128	2,043	(4,931)	—	9,240
Income tax expense (benefit)	3,931	827	(1,670)	—	3,088
Net income (loss)	$8,197	$1,216	$(3,261)	$—	$6,152
Preferred stock dividends	—	—	374	—	374
Net income (loss) available to common shareholders	$8,197	$1,216	$(3,635)	$—	$5,778

Exhibit 99.1

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Three Months Ended September 30, 2018			Three Months Ended June 30, 2018			Three Months Ended September 30, 2017
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$5,178	$30	2.30%	$3,473	$17	1.96%	$4,484	$15	1.33%
CDs with other banks	14,778	73	1.96	14,778	74	2.02	14,711	74	2.00
Investment securities:
Taxable	148,499	869	2.32	151,224	891	2.36	126,880	693	2.17
Tax-exempt	79,961	715	3.55	81,164	717	3.54	56,264	443	3.12
Loans and loans held for sale: [1]
Commercial	883,051	11,323	5.09	831,118	10,318	4.98	762,650	8,742	4.55
Tax exempt	14,231	125	3.48	14,260	123	3.46	14,991	130	3.44
Real estate	408,719	4,909	4.77	394,814	4,656	4.73	349,459	4,346	4.93
Consumer	10,844	132	4.83	11,850	148	5.00	13,462	187	5.51
Total loans	1,316,845	16,489	4.97	1,252,042	15,245	4.88	1,140,562	13,405	4.66
Total earning assets	1,565,261	18,176	4.61	1,502,681	16,944	4.52	1,342,901	14,630	4.32
Less: Allowance for loan losses	(10,717)			(10,132)			(9,760)
Cash and due from banks	18,020			16,792			17,501
Other assets	108,618			107,421			123,898
Total assets	$1,681,182			$1,616,762			$1,474,540

Liabilities
Deposits:
NOW	$413,121	$773	0.74	$459,784	$846	0.74	$436,493	$675	0.61
Money market checking	246,624	676	1.09	229,763	484	0.85	246,160	458	0.74
Savings	42,760	1	0.01	46,478	7	0.06	46,807	20	0.17
IRAs	17,950	75	1.66	17,997	69	1.54	16,649	56	1.33
CDs	348,467	1,585	1.80	275,004	1,124	1.64	249,698	874	1.39
Repurchase agreements and federal funds sold	17,911	10	0.22	20,118	20	0.39	25,093	20	0.32
FHLB and other borrowings	202,670	1,199	2.35	226,487	1,197	2.12	149,313	548	1.46
Subordinated debt	19,932	333	6.63	32,015	542	6.79	33,524	565	6.69
Total interest-bearing liabilities	1,309,435	4,652	1.41	1,307,646	4,289	1.32	1,203,737	3,216	1.06
Noninterest bearing demand deposits	193,116			146,135			115,343
Other liabilities	10,710			9,890			7,703
Total liabilities	1,513,261			1,463,671			1,326,783

Stockholders’ equity
Preferred stock	7,834			7,834			7,834
Common stock	11,467			10,686			10,495
Paid-in capital	113,482			101,577			98,289
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	43,793			41,277			35,152
Accumulated other comprehensive income	(7,571)			(7,199)			(2,929)
Total stockholders’ equity	167,921			153,091			147,757
Total liabilities and stockholders’ equity	$1,681,182			$1,616,762			$1,474,540

Net interest spread			3.20			3.20			3.26
Net interest income-margin		$13,524	3.43%		$12,655	3.38%		$11,414	3.37%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$4,183	$64	2.05%	$3,504	$37	1.41%
CDs with other banks	14,778	220	1.99	14,566	213	1.96
Investment securities:
Taxable	151,362	2,655	2.35	118,497	1,884	2.13
Tax-exempt	78,910	2,087	3.54	55,426	1,291	3.11
Loans and loans held for sale: [1]
Commercial	830,371	30,582	4.92	744,967	24,854	4.46
Tax exempt	14,318	371	3.46	15,193	392	3.45
Real estate	388,494	13,755	4.73	358,309	12,312	4.59
Consumer	11,731	440	5.01	13,880	529	5.10
Total loans	1,244,914	45,148	4.85	1,132,349	38,087	4.50
Total earning assets	1,494,147	50,174	4.49	1,324,342	41,512	4.19
Less: Allowance for loan losses	(10,281)			(9,641)
Cash and due from banks	16,933			16,060
Other assets	105,743			103,576
Total assets	$1,606,542			$1,434,337

Liabilities
Deposits:
NOW	$438,784	$2,382	0.73	$428,359	$1,802	0.56
Money market checking	239,305	1,604	0.90	240,094	1,349	0.75
Savings	45,247	27	0.08	47,825	59	0.16
IRAs	17,880	207	1.55	16,501	159	1.29
CDs	297,876	3,718	1.67	257,015	2,583	1.34
Repurchase agreements and federal funds sold	19,535	49	0.34	23,165	56	0.32
FHLB and other borrowings	196,610	3,110	2.11	122,062	1,216	1.33
Subordinated debt	28,441	1,433	6.74	33,524	1,674	6.68
Total interest-bearing liabilities	1,283,678	12,530	1.31	1,168,545	8,898	1.02
Noninterest bearing demand deposits	156,165			114,455
Other liabilities	9,764			8,204
Total liabilities	1,449,607			1,291,204

Stockholders’ equity
Preferred stock	7,834			7,959
Common stock	10,896			10,307
Paid-in capital	104,776			96,268
Treasury stock	(1,084)			(1,084)
Retained earnings	41,046			33,202
Accumulated other comprehensive income	(6,533)			(3,519)
Total stockholders’ equity	156,935			143,133
Total liabilities and stockholders’ equity	$1,606,542			$1,434,337

Net interest spread			3.18			3.17
Net interest income-margin		$37,644	3.37%		$32,614	3.29%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1

Selected Financial Data (Unaudited) (Dollars in thousands, except per share data)

	Quarterly					Year-to-Date
	2018	2018	2018	2017	2017	2018	2017
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Earnings and Per Share Data:
Net income	$3,579	$2,831	$2,594	$1,423	$2,318	$9,004	$6,152
Net income available to common shareholders	3,456	2,709	2,473	1,299	2,195	8,638	5,778
Earnings per share - basic	0.30	0.25	0.24	0.12	0.21	0.80	0.56
Earnings per share - diluted	0.29	0.25	0.23	0.12	0.21	0.77	0.56
Cash dividends paid per common share	0.030	0.025	0.025	0.025	0.025	0.08	0.075
Book value per common share	14.13	13.93	13.53	13.63	13.51	14.13	13.51
Weighted average shares outstanding - basic	11,416,202	10,634,805	10,474,138	10,444,627	10,443,443	10,845,166	10,262,944
Weighted average shares outstanding - diluted	13,113,259	11,502,148	12,714,353	10,823,994	12,410,070	11,690,314	10,288,534

Performance Ratios:
Return on average assets [1]	0.85%	0.70%	0.68%	0.38%	0.63%	0.75%	0.57%
Return on average equity [1]	8.53%	7.40%	6.94%	3.79%	6.28%	7.65%	5.73%
Net interest margin [2]	3.43%	3.38%	3.29%	3.29%	3.37%	3.37%	3.29%
Efficiency ratio [3]	76.63%	82.09%	81.64%	81.11%	83.28%	80.02%	83.57%
Overhead ratio 1 4	4.38%	4.76%	4.40%	4.69%	4.87%	4.52%	4.91%

Asset Quality Data and Ratios:
Charge-offs	$294	$29	$356	$572	$472	$679	$925
Recoveries	13	8	71	18	24	92	83
Net loan charge-offs to total loans [1] [5]	0.09%	0.01%	0.10%	0.20%	0.16%	0.06%	0.10%
Allowance for loan losses	11,439	10,651	10,067	9,878	9,396	11,439	9,396
Allowance for loan losses to total loans [6]	0.88%	0.88%	0.87%	0.89%	0.86%	0.88%	0.86%
Nonperforming loans	12,846	9,419	9,102	9,699	6,559	12,846	6,559
Nonperforming loans to total loans	0.99%	0.78%	0.79%	0.88%	0.60%	0.99%	0.60%

Capital Ratios:
Equity to assets	9.92%	9.84%	9.51%	9.79%	10.12%	9.92%	10.12%
Leverage ratio	9.91%	9.90%	9.50%	9.27%	9.41%	9.91%	9.41%
Common equity Tier 1 capital ratio	11.27%	11.28%	10.60%	10.55%	10.76%	11.27%	10.76%
Tier 1 risk-based capital ratio	12.15%	12.20%	11.57%	11.54%	11.79%	12.15%	11.79%
Total risk-based capital ratio	14.10%	14.34%	14.80%	14.87%	15.18%	14.10%	15.18%
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale